EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

We hereby consent to the incorporation by reference in the registration statement of Atlas Energy Group, LLC (the “Company”) on Form S-8 (File No. 333-202441, effective March 2, 2015) and of the reference to Cawley, Gillespie & Associates, Inc. and the inclusion of our report dated January 20, 2015 in the Annual Report on Form 10-K for the year ended December 31, 2014, of the Company and its subsidiaries, filed with the Securities and Exchange Commission.

CAWLEY, GILLESPIE & ASSOCIATES, INC.

/s/ Robert Ravnaas
Robert D. Ravnaas, P.E.
President

March 27, 2015
Fort Worth, Texas